UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): May 27, 2008

Chaolei Marketing and Finance Company
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-50214	65-0968839
(Commission File Number)	(IRS Employer Identification No.)

511 NE 94th Street
Miami Shores, Florida 33138
 (Address of Principal Executive Offices)(Zip Code)

(305) 909-6987
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Shan Wang resigned as a member of the Company's Board of Directors effective as of May 27, 2008.  At the time of resignation, Ms. Wang was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On the May 27, 2008, Chaoyi Zhong was appointed to fill the vacancy on the Board of Directors.  As of the date of this filing, Mr. Zhong has not been appointed to any committee of the board of directors.

Chaoyi Zhong

Mr. Zhong is a senior economic manager and visiting professor who has worked in government, universities, and enterprises in China.  He has successively served in various executive officer and board positions in China state owned enterprises, as well as foreign-owned enterprises.   Mr. Zhong has rich theoretical knowledge and practical experience in enterprise management, production management, asset and capital operation.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Zhong is a party in connection with this appointment as a director and an officer of this Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaolei Marketing and Finance Company

Date: May 29, 2008	By: /s/Fan Luo
Fan Luo Chief Executive Officer Chief Financial Officer